UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2025
Date of Report
(Date of earliest event reported)

The RMR Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-37616	8742	47-4122583
(Commission File Number)	(Primary Standard Industrial	(IRS Employer
	Classification Code Number)	Identification Number)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA, 02458-1634
(Address of principal executive offices, including zip code)

(617) 796-8230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Class A common stock, $0.001 par value per share	RMR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “the Company” or “its” refer to The RMR Group Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2025, the Company announced the appointment of Matthew P. Jordan as Chief Operating Officer and Executive Vice President and Matthew C. Brown as Executive Vice President, Chief Financial Officer and Treasurer, each effective October 1, 2025. Messrs. Jordan and Brown were also appointed as Chief Operating Officer and as Executive Vice President, Chief Financial Officer and Treasurer of The RMR Group LLC, or RMR LLC, the majority-owned operating subsidiary of the Company, and Yael Duffy was appointed as an Executive Vice President of RMR LLC, each effective October 1, 2025.

Mr. Jordan, age 50, has served as the Chief Financial Officer and Treasurer of the Company since 2015, and as an Executive Vice President of the Company since 2018. Mr. Jordan has also served as Chief Financial Officer and Treasurer of RMR LLC since November 2012 and as an Executive Vice President of RMR LLC since October 2017. In his role as Chief Financial Officer and Treasurer, Mr. Jordan oversaw all accounting, finance and tax matters affecting the Company and its public clients; its human capital; its asset services function, which includes asset management and leasing, property management and engineering; its technology; its mortgage lending business; and its residential business. Mr. Brown will succeed Mr. Jordan in his roles as Chief Financial Officer and Treasurer as of October 1, 2025. As Chief Operating Officer, Mr. Jordan will continue to focus on the Company’s capital formation and strategic growth initiatives and will continue to oversee many of the Company’s shared service functions and operating platforms. Mr. Jordan has served as a managing trustee of Seven Hills Realty Trust and Industrial Logistics Properties Trust since January 2021 and June 2022, respectively. Mr. Jordan served as a managing trustee of Tremont Mortgage Trust from January 2021 until it merged with Seven Hills Realty Trust in September 2021. Mr. Jordan was an executive vice president, chief financial officer and treasurer of RMR Advisors LLC from October 2017 until it merged with Tremont Realty Capital LLC, or Tremont, in January 2021. Mr. Jordan has been a director, president and chief executive officer of Tremont since January 2021; he was the executive vice president from October 2017 to December 2020, treasurer and chief financial officer from its formation in 2016 to December 2020 and a vice president from its formation until October 2017.

Mr. Brown, age 43, has served as a Senior Vice President of RMR LLC since 2019 and has served in various finance and accounting leadership roles with RMR LLC and its subsidiaries since 2007. Mr. Brown will continue his existing responsibilities, which include overseeing the Company’s accounting and finance support functions and the tax and internal audit departments. In addition, Mr. Brown has served as chief financial officer, treasurer and a vice president of Tremont since April 2025, as chief financial officer and treasurer of Seven Hills Realty Trust since March 2025 and as chief financial officer and treasurer of Diversified Healthcare Trust since 2023. Mr. Brown served as chief financial officer and treasurer of Office Properties Income Trust from 2019 until September 2023. Mr. Brown is a certified public accountant.

Ms. Duffy, age 46, has served as a Senior Vice President of RMR LLC since 2021 and has served in various capacities with RMR LLC since 2006. Ms. Duffy will continue her existing responsibilities, which include overseeing the Company’s asset management, leasing and property management functions with respect to its managed office, industrial and retail property portfolios. Ms. Duffy has served as president and chief operating officer of Office Properties Income Trust since 2024, and as president of Industrial Logistics Properties Trust since 2022, and its chief operating officer since 2020.

There is no arrangement or understanding between Messrs. Jordan or Brown or Ms. Duffy and any other person pursuant to which they were appointed to their new roles. There are no transactions, relationships or agreements between Messrs. Jordan or Brown or Ms. Duffy and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K. None of Messrs. Jordan or Brown or Ms. Duffy have a family relationship with any member of the Board or any of the executive officers of the Company or RMR LLC.

In connection with Mr. Brown’s and Ms. Duffy’s appointments, the Company will enter into an indemnification agreement with each of them on substantially the same terms as the indemnification agreements it has entered with its Directors and other executive officers. The Company has previously filed a form of indemnification agreement as Exhibit 10.19 to its Registration Statement on Form S-1 (File No. 333-207423) filed with the SEC on October 14, 2015, which form is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RMR GROUP INC.

Date: September 29, 2025	By:	/s/ Matthew P. Jordan
Matthew P. Jordan
Executive Vice President, Chief Financial Officer and Treasurer

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